Exhibit 99.1
For More Information Contact:
Investors:
Damon Wright
(714) 382-5013
damon.wright@ingrammicro.com
INGRAM MICRO REPORTS SECOND QUARTER FINANCIAL RESULTS

IRVINE, CA, Jul. 28, 2016 - Ingram Micro Inc. (NYSE: IM) today announced financial results for the second quarter ended Jul. 2, 2016.
“As anticipated, after a slow start to the year, Ingram Micro executed well on regaining market share combined with better demand in the 2016 second quarter,” said Alain Monié, Ingram Micro CEO. “This combination was evidenced by solid sequential revenue growth across all geographic regions as compared to the 2016 first quarter. Our teams did a good job balancing revenue opportunities with profit and return on capital objectives, resulting in improved profitability for the quarter, both sequentially and year-over-year, including an 88 basis point year-over-year improvement in 2016 second quarter gross margin reflecting our continued focus on increasing our services mix.”

Second Quarter Results of Operations
Worldwide 2016 second quarter sales decreased 4 percent in USD to $10.1 billion, with gross margin increasing 88 basis points year-over-year to 7.10 percent. This compares to sales of $10.6 billion with gross margin of 6.22 percent in the 2015 second quarter. The translation of foreign currencies versus last year had a negative impact of 2 percentage points on worldwide sales. Additionally, 2016 second quarter worldwide sales were negatively impacted versus last year by nearly $200 million, or 2 percent, related to the company negotiating a favorable change in contract terms with some customers in Europe, as highlighted earlier this year, which leads to recognizing these sales on a net basis versus a gross basis as the company did in the second quarter of last year. Last year’s second quarter sales also benefited from approximately $125 million, or 1 percent, in North American mobility distribution business that the company elected to exit this year due to profitability levels that did not meet the company’s objectives. Recent acquisitions contributed approximately 2 percentage points of growth to 2016 second quarter worldwide sales. Significantly higher gross margin was the result of a focus on driving a better mix of higher value sales, including more services contribution, as well as recent acquisitions.
2016 second quarter non-GAAP operating income was $157 million, or 1.55 percent of revenue, a 12 basis point increase when compared to 2015 second quarter non-GAAP operating income of $151 million, or 1.43 percent of revenue. 2016 second quarter non-GAAP earnings per diluted share were up 11 percent to 61 cents, when compared to non-GAAP earnings per diluted share of 55 cents in the year-earlier period. Compared to the same period in 2015, the translation of foreign currencies negatively impacted 2016 second quarter non-GAAP earnings by 1 cent per diluted share. 2016 second quarter non-GAAP operating income and diluted earnings per share were also up significantly on a sequential basis when compared to the 2016 first quarter. A better mix of high value business and solid operating leverage across most regions more than offset continued strategic investment, particularly in cloud and commerce and fulfillment solutions in international markets.
2016 second quarter GAAP operating income was $97 million, or 0.96 percent of revenue, compared to 2015 second quarter GAAP operating income of $2 million, or 0.02 percent of revenue. 2016 second quarter GAAP earnings per diluted share were 36 cents, compared to a GAAP loss per diluted share of 22 cents in the year-earlier period. 2015 second quarter GAAP operating income and earnings per share was negatively impacted by the company’s decision to stop its global ERP deployment, which resulted in recording a non-cash, pre-tax charge of $116 million related to the impairment of internally developed software.
Return on invested capital for the trailing 12 month period was 11.1 percent on a non-GAAP basis, more than 300 basis points above the company weighted average cost of capital, and up significantly compared to 10.2 percent in the same quarter last year. 2016 second quarter return on invested capital on a GAAP basis was 7.6 percent compared to 6.1 percent in the 2015 second quarter.

Conference Call and Webcast
As noted in the press release issued on February 17, 2016, due to the company’s pending acquisition by Tianjin Tianhai whereby the company will join HNA Group, the company will not be holding a conference call to discuss its 2016 second quarter financial results nor will it be providing a financial outlook.

Non-GAAP Disclosures
In addition to GAAP results, Ingram Micro is reporting non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share and non-GAAP return on invested capital. These non-GAAP measures exclude charges associated with reorganization, acquisitions, integration and transition costs, including those associated with the company’s previously announced cost savings programs, and the amortization of intangible assets. These non-GAAP financial measures also exclude a benefit in the fourth quarter of 2014 related to the receipt of an LCD flat panel class action settlement, a charge in the 2015 second and fourth quarters related to an impairment of internally developed software resulting from the company’s decision to stop its global ERP deployment, a charge in the 2015 third quarter for an estimated settlement of employee related taxes assessed in Europe, a loss on the sale of affiliate and a gain related to a legal settlement in the 2016 second quarter. Non-GAAP net income and non-GAAP earnings per diluted share also exclude the impact of foreign exchange gains or losses related to the translation effect on Euro-based inventory purchases in Ingram Micro’s pan-European entity. Non-GAAP earnings per diluted share for the thirteen weeks ended July 4, 2015 also reflects the impact of the 3.2 million common stock equivalents that are excluded from GAAP diluted weighted average shares because they are antidilutive with respect to the GAAP net loss.

            The non-GAAP measures noted above are primary indicators that Ingram Micro’s management uses internally to conduct and measure its business and evaluate the performance of its consolidated operations and operating segments. Ingram Micro’s management believes these non-GAAP financial measures are useful because they provide meaningful comparisons to prior periods and an alternate view of the impact of acquired businesses. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Ingram Micro’s business. A material limitation associated with these non-GAAP measures as compared to the GAAP measures is that they may not be comparable to other companies with similarly titled items that present related measures differently.  The non-GAAP measures should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measures calculated in accordance with GAAP and may not be comparable to similarly titled measures used by other companies.

            A reconciliation of GAAP to non-GAAP financial measures for the periods presented is attached to this press release.

About Ingram Micro Inc.
Ingram Micro helps businesses realize the promise of technology™. It delivers a full spectrum of global technology and supply chain services to businesses around the world. Deep expertise in technology solutions, mobility, cloud, and supply chain solutions enables its business partners to operate efficiently and successfully in the markets they serve. More at www.ingrammicro.com.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995
            The matters in this communication that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro's business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) our acquisition and investment strategies may not produce the expected benefits, which may adversely affect results of operations; (2) changes in macro-economic and geopolitical conditions can affect our business and results of operations; (3) failure to retain and recruit key personnel would harm our ability to meet key objectives; (4) we are dependent on a variety of information systems, which, if not properly functioning, and available, or if we experience system security breaches, data protection breaches, or other cyber-attacks and security risks to our associates, could adversely disrupt our business and harm our reputation and net sales; (5) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (6) we may become involved in intellectual property disputes that could cause us to incur substantial costs, divert the efforts of management or require us to pay substantial damages or licensing fees; (7) our failure to adequately adapt to industry changes could negatively impact our future operating results; (8) we continually experience intense competition across all markets for our products and services; (9) termination of a key supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (10) substantial defaults by our customers or the loss of significant customers could negatively impact our business, results of operations, financial condition or liquidity; (11) changes in, or interpretations of, tax rules and regulations, changes in the mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (12) our goodwill and identifiable intangible assets could become impaired, which could reduce the value of our assets and reduce our net income in the year in which the write-off occurs; (13) changes in our credit rating or other market factors, such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (14) we cannot predict the outcome of litigation matters and other contingencies that we may be involved with from time to time; (15) our failure to comply with the requirements of environmental regulations could adversely affect our business; (16) we face a variety of risks in our reliance on third-party service companies, including shipping companies, for the delivery of our products and outsourcing arrangements; (17) changes in accounting rules could adversely affect our future operating results; (18) our quarterly results have fluctuated significantly; (19) despite its global presence, Ingram Micro may fail to proactively identify and tap into emerging markets and geographies; (20) our acquisition by Tianjin Tianhai / the HNA Group may not be timely completed, if completed at all; and (21) prior to the completion of our acquisition by Tianjin Tianhai / the HNA Group, our business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with vendors, customers, licensees, other business partners or governmental entities, or retain key employees.  We have historically instituted, and will continue to institute, changes to our strategies, operations and processes in an effort to address and mitigate risks; however, there are no assurances that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to our SEC filings, and specifically to Item 1A-Risk Factors, of our latest Annual Report on Form 10-K.

# # #

© 2016 Ingram Micro Inc. All rights reserved. Ingram Micro and the registered Ingram Micro logo are trademarks used under license by Ingram Micro Inc.

Ingram Micro Inc.
Consolidated Balance Sheet
(Amounts in 000s)
(Unaudited)

	July 2, 2016	January 2, 2016
ASSETS
Current assets:
Cash and cash equivalents	$878,881	$935,267
Trade accounts receivable, net	5,131,473	5,663,754
Inventory	3,731,176	3,457,016
Other current assets	578,703	475,813
Total current assets	10,320,233	10,531,850
Property and equipment, net	381,884	381,414
Goodwill	952,254	843,001
Intangible assets, net	435,873	374,674
Other assets	169,437	169,750
Total assets	$12,259,681	$12,300,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,066,228	$6,353,511
Accrued expenses	652,992	620,501
Short-term debt and current maturities of long-term debt	223,422	134,103
Total current liabilities	6,942,642	7,108,115
Long-term debt, less current maturities	1,091,437	1,090,702
Other liabilities	161,633	134,086
Total liabilities	8,195,712	8,332,903
Stockholders’ equity	4,063,969	3,967,786
Total liabilities and stockholders’ equity	$12,259,681	$12,300,689

Ingram Micro Inc.
Consolidated Statement of Income
(Amounts in 000s, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	July 2, 2016	July 4, 2015

Net sales	$10,122,606	$10,553,278
Cost of sales	9,403,660	9,896,453
Gross profit	718,946	656,825
Operating expenses:
Selling, general and administrative	573,307	515,575
Amortization of intangible assets	25,621	17,089
Reorganization costs	7,690	6,236
Impairment of internally developed software	—	115,856
Loss on sale of affiliate	14,878	—
	621,496	654,756
Income from operations	97,450	2,069
Other expense (income):
Interest income	(2,117)	(1,201)
Interest expense	18,152	21,212
Net foreign currency exchange loss	587	6,738
Other	4,116	3,481
	20,738	30,230
Income (loss) before income taxes	76,712	(28,161)
Provision for income taxes	22,060	6,132
Net income (loss)	$54,652	$(34,293)
Diluted earnings per share	$0.36	$(0.22)
Diluted weighted average shares outstanding	151,960	156,329

Ingram Micro Inc.
Consolidated Statement of Income
(Amounts in 000s, except per share data)
(Unaudited)

	Twenty-six Weeks Ended
	July 2, 2016	July 4, 2015

Net sales	$19,459,207	$21,197,704
Cost of sales	18,108,565	19,923,418
Gross profit	1,350,642	1,274,286
Operating expenses:
Selling, general and administrative	1,123,009	1,015,350
Amortization of intangible assets	52,646	33,020
Reorganization costs	24,256	10,276
Impairment of internally developed software	—	115,856
Loss on sale of affiliate	14,878	—
	1,214,789	1,174,502
Income from operations	135,853	99,784
Other expense (income):
Interest income	(3,258)	(1,659)
Interest expense	38,624	43,370
Net foreign currency exchange loss	9,114	14,276
Other	7,198	6,943
	51,678	62,930
Income before income taxes	84,175	36,854
Provision for income taxes	27,624	27,872
Net income	$56,551	$8,982
Diluted earnings per share	$0.37	$0.06
Diluted weighted average shares outstanding	151,733	159,549

Ingram Micro Inc.
Consolidated Statement of Cash Flows
(Amounts in 000s)
(Unaudited)

	Twenty-six Weeks Ended
	July 2, 2016	July 4, 2015
Cash flows from operating activities:
Net income	$56,551	$8,982
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	104,318	76,499
Stock-based compensation	19,908	17,529
Excess tax benefit from stock-based compensation	(8,351)	(4,149)
Gain on sale of property and equipment	(1,115)	(146)
Impairment of internally developed software	—	115,856
Loss on sale of affiliate	14,878	—
Noncash charges for interest and bond discount amortization	1,409	1,510
Deferred income taxes	10,494	6,117
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable	653,914	1,173,852
Inventory	(247,578)	328,530
Other current assets	(87,108)	(129,910)
Accounts payable	(235,962)	(860,437)
Change in book overdrafts	(166,027)	(84,010)
Accrued expenses	(86,032)	(23,299)
Cash provided by operating activities	29,299	626,924
Cash flows from investing activities:
Capital expenditures	(50,476)	(56,573)
Sale of marketable securities, net	4,700	—
Proceeds from sale of property and equipment	590	359
Proceeds from sale of affiliate	27,847	—
Acquisitions, net of cash acquired	(173,406)	(94,255)
Cash used by investing activities	(190,745)	(150,469)
Cash flows from financing activities:
Proceeds from exercise of stock options	3,538	6,267
Repurchase of Class A Common Stock	—	(44,208)
Excess tax benefit from stock-based compensation	8,351	4,149
Other consideration for acquisitions	(2,091)	(2,358)
Net proceeds from (repayments of) revolving and other credit facilities	78,969	(353,784)
Cash provided (used) by financing activities	88,767	(389,934)
Effect of exchange rate changes on cash and cash equivalents	16,293	(12,806)
Increase (decrease) in cash and cash equivalents	(56,386)	73,715
Cash and cash equivalents, beginning of period	935,267	692,777
Cash and cash equivalents, end of period	$878,881	$766,492

Ingram Micro Inc.
Supplementary Information
Income from Operations - Reconciliation of GAAP to Non-GAAP Information
(Amounts in Millions)
(Unaudited)

	Thirteen Weeks Ended July 2, 2016
	North America	Europe	Asia-Pacific	Latin America	Stock-based Compensation	Impairment of Internally Developed Software	Loss on Sale of Affiliate	Consolidated Total

Net Sales	$4,433.2	$2,780.0	$2,258.5	$650.9	$—	$—	$—	$10,122.6

GAAP Operating Income (Loss)	$91.3	$(5.3)	$31.7	$6.6	$(11.9)	$—	$(14.9)	$97.5
Reorganization, integration and transition costs	13.3	7.3	0.3	2.1	—	—	—	23.0
Amortization of intangible assets	11.7	10.0	2.0	1.9	—	—	—	25.6
Loss on sale of affiliate	—	—	—	—	—	—	14.9	14.9
Settlement of a class action lawsuit	(3.8)	—	—	—	—	—	—	(3.8)
Non-GAAP Operating Income	$112.5	$12.0	$34.0	$10.6	$(11.9)	$—	$—	$157.2

GAAP Operating Margin	2.06%	(0.19)%	1.40%	1.01%				0.96%
Non-GAAP Operating Margin	2.54%	0.43%	1.51%	1.63%				1.55%

	Thirteen Weeks Ended July 4, 2015
	North America	Europe	Asia-Pacific	Latin America	Stock-based Compensation	Impairment of Internally Developed Software		Consolidated Total

Net Sales	$4,618.5	$2,855.0	$2,481.5	$598.3	$—	$—		$10,553.3

GAAP Operating Income	$80.6	$11.4	$30.9	$6.1	$(11.0)	$(115.9)		$2.1
Reorganization, integration and transition costs	8.6	4.7	0.4	1.7	—	—		15.4
Amortization of intangible assets	10.3	4.8	1.8	0.2	—	—		17.1
Impairment of internally developed software	—	—	—	—	—	115.9		115.9
Non-GAAP Operating Income	$99.5	$20.9	$33.1	$8.0	$(11.0)	$—		$150.5

GAAP Operating Margin	1.75%	0.40%	1.25%	1.01%				0.02%
Non-GAAP Operating Margin	2.15%	0.73%	1.33%	1.33%				1.43%

Ingram Micro Inc.
Supplementary Information
Income from Operations - Reconciliation of GAAP to Non-GAAP Information
(Amounts in Millions)
(Unaudited)

	Twenty-six Weeks Ended July 2, 2016
	North America	Europe	Asia-Pacific	Latin America	Stock-based Compensation	Impairment of Internally Developed Software	Loss on Sale of Affiliate	Consolidated Total

Net Sales	$8,315.6	$5,441.4	$4,451.5	$1,250.7	$—	$—	$—	$19,459.2

GAAP Operating Income (Loss)	$127.4	$(23.7)	$53.9	$13.1	$(19.9)	$—	$(14.9)	$135.9
Reorganization, integration and transition costs	34.0	21.0	1.2	2.6	—	—	—	58.8
Amortization of intangible assets	25.7	19.4	3.9	3.7	—	—	—	52.7
Loss on sale of affiliate	—	—	—	—	—	—	14.9	14.9
Settlement of a class action lawsuit	(3.8)	—	—	—	—	—	—	(3.8)
Non-GAAP Operating Income	$183.3	$16.7	$59.0	$19.4	$(19.9)	$—	$—	$258.5

GAAP Operating Margin	1.53%	(0.44)%	1.21%	1.05%				0.70%
Non-GAAP Operating Margin	2.20%	0.31%	1.33%	1.55%				1.33%

	Twenty-six Weeks Ended July 4, 2015
	North America	Europe	Asia-Pacific	Latin America	Stock-based Compensation	Impairment of Internally Developed Software		Consolidated Total

Net Sales	$9,060.1	$5,929.2	$5,025.7	$1,182.7	$—	$—		$21,197.7

GAAP Operating Income	$134.9	$18.3	$62.6	$17.4	$(17.5)	$(115.9)		$99.8
Reorganization, integration and transition costs	14.3	8.2	2.3	2.3	—	—		27.1
Amortization of intangible assets	20.7	8.1	3.7	0.4	—	—		32.9
Impairment of internally developed software	—	—	—	—	—	115.9		115.9
Non-GAAP Operating Income	$169.9	$34.6	$68.6	$20.1	$(17.5)	$—		$275.7

GAAP Operating Margin	1.49%	0.31%	1.25%	1.47%				0.47%
Non-GAAP Operating Margin	1.88%	0.58%	1.36%	1.70%				1.30%

Ingram Micro Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in Millions, except per share data)
(Unaudited)

	Thirteen Weeks Ended July 2, 2016
	Net Income	Diluted Earnings per Share (a)

As Reported Under GAAP	$54.7	$0.36
Reorganization, integration and transition costs	15.7	0.10
Amortization of intangible assets	17.5	0.12
Loss on sale of affiliate	10.2	0.07
Settlement of a class action lawsuit	(2.6)	(0.02)
Pan-Europe foreign currency exchange gain	(3.4)	(0.02)
Non-GAAP Financial Measure	$92.1	$0.61

	Thirteen Weeks Ended July 4, 2015
	Net Income (Loss)	Diluted Earnings per Share (a)

As Reported Under GAAP	$(34.3)	$(0.22)
Reorganization, integration and transition costs	8.9	0.06
Amortization of intangible assets	12.6	0.08
Impairment of internally developed software	99.7	0.64
Pan-Europe foreign currency exchange loss	0.8	0.00
Share dilution (b)	—	(0.01)
Non-GAAP Financial Measure	$87.7	$0.55

(a)
Amounts above are net of applicable income taxes and per share impacts are calculated by dividing net income amount by the diluted weighted average shares outstanding of 152.0 and 156.3 for the thirteen weeks ended July 2, 2016 and July 4, 2015, respectively.

(b)	Share dilution reflects impact of 3.2 common stock equivalents that are excluded from GAAP diluted weighted average shares because they are antidilutive with respect to the GAAP net loss.

Ingram Micro Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in Millions, except per share data)
(Unaudited)

	Twenty-six Weeks Ended July 2, 2016
	Net Income	Diluted Earnings per Share (a)

As Reported Under GAAP	$56.6	$0.37
Reorganization, integration and transition costs	42.6	0.28
Amortization of intangible assets	37.7	0.25
Loss on sale of affiliate	10.2	0.07
Settlement of a class action lawsuit	(2.6)	(0.02)
Pan-Europe foreign currency exchange loss	0.2	0.00
Non-GAAP Financial Measure	$144.7	$0.95

	Twenty-six Weeks Ended July 4, 2015
	Net Income	Diluted Earnings per Share (a)

As Reported Under GAAP	$9.0	$0.06
Reorganization, integration and transition costs	19.9	0.13
Amortization of intangible assets	23.9	0.15
Impairment of internally developed software	99.7	0.62
Pan-Europe foreign currency exchange loss	3.4	0.02
Non-GAAP Financial Measure	$155.9	$0.98

(a)
Amounts above are net of applicable income taxes and per share impacts are calculated by dividing net income amount by the diluted weighted average shares outstanding of 151.7 and 159.5 for the twenty-six weeks ended July 2, 2016 and July 4, 2015, respectively.

Ingram Micro Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in Millions)
(Unaudited)

	Fifty-two Weeks Ended July 2, 2016
	As Reported Under GAAP	Special Items*	Non-GAAP Financial Measure

Income from operations	$451.4	$214.9	$666.3

Effective tax rate	27.2%	31.0%	28.4%

NOPAT (a)	$328.6	$148.3	$476.9

Average invested capital (b)	$4,313.9		$4,313.9

Return on invested capital (c)	7.6%		11.1%

(a)
NOPAT is net operating profit after tax for the trailing twelve month period ended July 2, 2016, and is calculated by reducing income from operations by the effective tax rate for the period (provision for income taxes divided by income before income taxes).

(b)	Average invested capital equals the average of equity plus debt less cash as of the beginning and end of each quarter in the period.

(c)	Return on invested capital is defined as the trailing twelve months net operating profit after tax divided by the average invested capital.

* Special items include reorganization, acquisitions, integration and transition costs, including those associated with the company's previously announced cost savings programs, and the amortization of intangible assets. They also include a loss of $15 million on the sale of affiliate, a gain of $4 million related to a legal settlement, a charge of $5 million related to an impairment of internally developed software and a charge of $5 million for an estimated settlement of employee benefit taxes assessed in Europe.

Ingram Micro Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in Millions)
(Unaudited)

	Fifty-three Weeks Ended July 4, 2015
	As Reported Under GAAP	Special Items*	Non-GAAP Financial Measure

Income from operations	$420.5	$262.5	$683.0

Effective tax rate	30.7%	24.6%	28.4%

NOPAT (a)	$291.5	$197.9	$489.3

Average invested capital (b)	$4,796.2		$4,796.2

Return on invested capital (c)	6.1%		10.2%

(a)
NOPAT is net operating profit after tax for the trailing twelve month period ended July 4, 2015, and is calculated by reducing income from operations by the effective tax rate for the period (provision for income taxes divided by income before income taxes).

(b)	Average invested capital equals the average of equity plus debt less cash as of the beginning and end of each quarter in the period.

(c)	Return on invested capital is defined as the trailing twelve months net operating profit after tax divided by the average invested capital.

* Special items include reorganization, acquisitions, integration and transition costs, including those associated with the company's previously announced cost savings programs, and the amortization of intangible assets. They also include a charge of $116 million related to an impairment of internally developed software resulting from the company's decision to stop its global ERP deployment and a benefit of $3 million related to the receipt of an LCD flat panel class action settlement in 2014.